UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2016

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.
On February 12, 2016, Georgia Natural Gas Company (“GNGC”), a subsidiary of AGL Resources Inc. (the “Company”), and Piedmont Energy Company (“Piedmont”) entered into a Letter Agreement pursuant to which GNGC has agreed to pay to Piedmont $160 million as the fair market value for Piedmont’s entire ownership interest in SouthStar Energy Services LLC (“SouthStar”). SouthStar, an affiliate of the Company, is one of the largest retail natural gas marketers in the U.S. and markets natural gas to residential, commercial and industrial customers, primarily in Georgia, Illinois and Ohio.

GNGC’s purchase of Piedmont’s ownership interest in SouthStar is being made pursuant to Section 12.5 of the Second Amended and Restated Limited Liability Company Agreement of SouthStar, dated September 6, 2013, and is subject to the consummation of Piedmont’s change in control. On October 24, 2015, Piedmont Natural Gas Company, Inc., the parent company of Piedmont, entered into an Agreement and Plan of Merger with Duke Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: February 18, 2016	/s/ Elizabeth W. Reese
Elizabeth W. Reese Executive Vice President and Chief Financial Officer

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